Exhibit 8.1

List of Significant Subsidiaries and Consolidated Variable Interest Entities of 9F Inc.

Significant Subsidiaries	Place of Incorporation

JIUFU Financial Information Service Limited	Hong Kong

Beijing Jiufu Lianyin Technology Co., Ltd.	People’s Republic of China

Zhuhai Xiaojin Hulian Technology Co., Ltd.	People’s Republic of China

Beijing Diyi Technology Co., Ltd.	People’s Republic of China

Zhuhai Wukong Youpin Technology Co., Ltd.	People’s Republic of China

Variable Interest Entities	Place of Incorporation

Jiufu Shuke Technology Group Co., Ltd.	People’s Republic of China

Beijing Puhui Lianyin Information Technology Co., Ltd.	People’s Republic of China

Zhuhai Huike Lianyin Technology Co., Ltd.	People’s Republic of China

Beijing Jiufu Meihao Technology Co., Ltd.	People’s Republic of China

Beijing Wu Kong Mao Technology Co., Ltd.	People’s Republic of China

Significant Subsidiaries held by Variable Interest Entities	Place of Incorporation

Zhuhai Onecard Xiaojin Technology Co., Ltd.	People’s Republic of China

Beijing Jiufu Puhui Information Technology Co., Ltd.	People’s Republic of China

Xinjiang Teyi Shuke Information Technology Co., Ltd.	People’s Republic of China